SAVINGS AND STOCK INVESTMENT PLAN
                             FOR SALARIED EMPLOYEES

              (As amended and restated effective September 1, 2001)





























                                   Including Amendments made 12-4-99; 12-21-99;
                                   1/25/00; 5/l1/00; 5/25/00 (to the extent same
                                   continue to be relevant following the Visteon
                                   spin); June 26, 2000; and July 14, 2000 (to
                                   the extent same continue to be relevant
                                   following the Value Enhancement Plan)

                               FORD MOTOR COMPANY
                        SAVINGS AND STOCK INVESTMENT PLAN
                             FOR SALARIED EMPLOYEES
              (As amended and restated effective September 1, 2001)


     This Plan has been established by the Company to encourage and facilitate systematic savings and investment by Eligible Employees and to provide them with an opportunity to become stockholders of the Company.

     That portion of the Plan described in Article XV is intended to be an "Employee Stock Ownership Plan," as that term is defined by the Code and, as such, is designed to invest primarily in Company Stock.

     This Plan document is an amendment and restatement of the Plan effective January 1, 1997, and incorporates certain amendments made subsequent to such date and prior to the approval hereof, as well as amendments reflected for the first time herein. Notwithstanding the effective date of this amendment and restatement, the provisions of this Plan as reflected in the amendments dated February 26, 1998, and March 4, 1998, shall be deemed effective throughout the period from February 26, 1998, through May 1, 1998, even though not set forth herein.

                                    ARTICLE I

                                   Definitions
                                   -----------

   As hereinafter used:

     1.1 "Account" shall mean, as appropriate, any one of a Participant's Pre-Tax Contribution Account, After-Tax Contribution Account, Company Matching Contribution Account, or any combination of such accounts.

     1.2 "Administration Committee" shall mean the committee created by the Company pursuant to the provisions of Section 11.3 hereof.

     1.3 "Affiliated Employer" shall mean the Company, Ford Global Technologies, Inc., AAI Employee Services Company, L.L.C., and, when approved by the Committee as an Affiliated Employer, (a) any other corporation not less than a majority of the voting stock of which is owned, directly or indirectly, by the Company and (b) any other type of business organization in or of which the Company owns or controls, directly or indirectly, a majority interest. Any entity that was prior to June 1, 1997, an Affiliated Employer within the meaning of this Plan prior to the amendments effective January 1, 1997, and reflected in this document, shall continue to be an Affiliated Employer upon a change in form of business association from corporation to limited liability company.

     1.4  "After-Tax   Contributions"  shall  mean  amounts  contributed  by  an
          Employee  to the Plan  from the  Employee's  Salary,  as  provided  in
          Section 3.1(a) hereof.

     1.5  "After-Tax   Contributions   Account"  shall  mean  an  Account  of  a
          Participant   under   the  Plan  to  which  are   credited   After-Tax
          Contributions made by such Employee and Earnings thereon.

     1.6 "Bond Fund" shall mean that portion of the Trust Fund consisting of investments made by the Trustee in accordance with Section 8.4 hereof.

     1.7 "Bond Fund Units" shall mean the measure of a Participant's interest in the Bond Fund as described in Section 8.4 hereof.

     1.8 "Cash Value of Assets" shall mean the value of the assets, expressed in dollars, in a Participant's Account under any investment election under the Plan or the total thereof, as the case may be, at the close of business on the date such cash value is to be determined.

     1.9  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.10 "Common Stock Fund" shall mean that portion of the Trust Fund consisting of investments made by the Trustee in accordance with
          Section 8.3 hereof and related cash.

     1.11 "Common Stock Fund Units" shall mean the measure of a Participant's interest in the Common Stock Fund as described in Section 8.3 hereof.


     1.12 "Company" shall mean Ford Motor Company.

     1.13 "Company Matching Contributions" shall mean amounts contributed by the Company to the Trust Fund, as provided in Subsection 3.1(c) hereof.

     1.14 "Company Matching Contributions Account" shall mean an Account of a Participant to which is credited Company Matching Contributions in accordance with Section 3.1(c).

     1.15 "Company Stock" shall mean common stock of the Company.

     1.16 "Current Market Value" shall mean, with reference to Company Stock, the closing market price on the New York Stock Exchange on the day in question or, if no sales were made on that date, the closing market price on the next preceding day on which sales were made.

     1.17 "Earnings," with reference to After-Tax Contributions, Company Matching Contributions or Pre-Tax Contributions, as the case may be, shall mean earnings resulting from the investment and any reinvestment of such contributions and any increment thereof and shall include interest, dividends and other distributions on such investments.

     1.18 "Eligible Employee" shall mean each Employee of a Participating Employer who has satisfied the service and other requirements of
          Article II, except that the term "Eligible Employee" shall not include any Employee who

          1. is included in a unit of Employees covered by a negotiated collective bargaining agreement which does not provide for participation in the Plan, except that, upon approval of the Company, the foregoing provisions of this clause shall not affect the eligibility of such Employee to make After-Tax Contributions or to have Pre-Tax Contributions made under the Plan if such Participating Employer shall have requested and received from such labor organization a waiver, in terms acceptable to such Participating Employer, of all rights of and claims of right by such labor organization to bargain collectively with respect to the Plan or any substantially similar plan or program or to compel such Participating Employer to do so, but only so long as such waiver shall remain in effect, or

          2. is a leased employee. The term "leased employee" means any person who is not an employee who provides services to the Company if:

               (i) such services are provided pursuant to an agreement between the Company and any leasing organization;

               (ii) such  person has  performed  services  for the  Company on a substantially full-time basis for at least one year; and

               (iii)such services are performed  under the primary  direction or control by the Company.

          An individual who has become an Eligible Employee shall cease to be an Eligible Employee upon ceasing to be an Employee and upon becoming an individual described in subparagraphs 1 or 2 of this Section 1.18.

     1.19 "Employee" shall mean each person who is employed on a salaried basis by a Participating Employer or by an Affiliated Employer and is enrolled on the active employment rolls of such Participating Employer, or of such Affiliated Employer, maintained in the United States, including without limitation any such person who also is an officer or director of a Participating Employer or of an Affiliated Employer; provided that the term "Employee," as defined above, shall not include any International Service Employee on Effective Position in Range who is on the Company's U.S. operations active employment rolls for a limited purpose, for a period limited in advance, or for a period that is not expected to continue indefinitely.

     1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.21 "Flexible Benefits Plan" shall mean the Company's cafeteria plan under
          Section 125 of the Code for Salaried Employees.

     1.22 "Ford Stock Fund" shall mean that portion of the Trust Fund consisting of investments made by the Trustee in accordance with Section 8.1 hereof.

     1.23 "Ford Stock Fund Units" shall mean the measure of a Participant's interest in the Ford Stock Fund as described in Section 8.1 hereof.

     1.24 "Interest Income Fund" shall mean that portion of the Trust Fund consisting of investments made by the Trustee in accordance with
          Section 8.5 hereof and related cash.

     1.25 "Interest Income Fund Advisor" shall mean one or more persons or companies, corporations, or other organizations appointed by the Company to provide investment advice to the Trustee concerning the Interest Income Fund. The Trustee may be designated an Interest Income Fund Advisor by the Company.

     1.26 "Investment Process Committee" shall mean the committee created by the Company pursuant to the provisions of Section 11.4 hereof.

     1.27 "Participant" shall mean and include (a) an Eligible Employee who shall have elected to participate in the Plan and, in the case of an Employee of a Participating Employer, shall have completed a payroll deduction authorization or a Salary Reduction Agreement then outstanding under the Plan, or, in the case of an Employee of an Affiliated Employer, shall have filed an election then outstanding under the Plan to make After-Tax Contributions or to have Pre-Tax Contributions made under the Plan by such method as the Administration Committee may have designated, and (b) a person who has assets in an Account under the Plan.

     1.28 "Participating Employer" shall mean and include the Company, Ford Global Technologies, Inc., AAI Employee Services Company, L.L.C., and
          (a) any domestic corporation not less than a majority of the voting stock of which is owned, directly or indirectly, by the Company and
          (b) any other type of domestic business organization in or of which the Company owns or controls, directly or indirectly, a majority interest, and, in the case of both (a) and (b), that shall have elected to participate in the Plan with the consent of the Company. In addition, effective January 1, 2002, "Participating Employer" shall include Land Rover North America, Inc. Any entity that was prior to June 1, 1997, a Participating Employer within the meaning of this Plan prior to the amendments effective January 1, 1997, and reflected in this document, shall continue to be a Participating Employer upon a change in form of business organization from corporation to limited liability company.

     1.29 "Performance Bonus Plan" shall mean, effective January 1, 2000, the Company's Performance Bonus Plan for Salaried Employees.

     1.30 "Plan" shall mean this Savings and Stock Investment Plan for Salaried Employees of Ford Motor Company.

     1.31 "Plan Year" shall mean prior to the Plan Year beginning January 1, 1998, a calendar year. For the Plan Year beginning January 1, 1998, the Plan Year shall be a period from January 1, 1998, through December 30, 1998. Thereafter, the Plan Year shall be the twelve (12) month period beginning December 31 and ending the immediately following December 30.

     1.32 "Pre-Tax Contributions" shall mean amounts contributed by the Company to the Plan that have been allocated on behalf of an Employee pursuant to a Salary Reduction Agreement, as provided in Subsection 3.1(b) hereof, or pursuant to an election with respect to amounts from the Performance Bonus Plan for Salaried Employees, the Ford Credit Variable Incentive Plan (for Employees who are not bonus eligible), or FCA Dollars or Bonus Flex Dollars under the Flexible Benefits Plan of the Company.

     1.33 "Pre-Tax Contributions Account" shall mean an Account of a Participant under the Plan to which are credited Pre-Tax Contributions on behalf of such Employee and Earnings thereon.

     1.34 "Retirement Plan" means the General Retirement Plan of the Company at the time in effect or any other pension or retirement plan or program of a Participating Employer or of an Affiliated Employer.

     1.35 "Retirement pursuant to the provisions of any Retirement Plan" means retirement at or after normal retirement age, or early or disability retirement prior to normal retirement, or termination of employment after becoming eligible for retirement under the provisions of any Retirement Plan.

     1.36 "Salary" shall mean the actual base salary to which an employee of a Participating Employer is entitled prior to giving effect to any Salary Reduction Agreement, except that "Salary" shall not include any amount subject to a Salary Reduction Agreement to the extent such amount cannot be contributed to the Employee's Account as a Pre-Tax Contribution because of the applicable limitations set forth in
          Section 3.4 hereof. In the case of an employee of an Affiliated Employer who is eligible to make After-Tax Contributions to the Plan, as provided in Section 2.4 hereof, "Salary" shall mean the employee's last such salary at the Participating Employer from which he or she is on leave of absence. "Salary" shall not include any supplemental compensation, pension, retirement or salaried income security plan payment, retainer, commission, fee, overtime or shift premium, cost-of-living allowance, or any other special remuneration.

     1.37 "Salary Reduction Agreement" shall mean an agreement between an Employee and the Participating Employer to have the Employee's Salary reduced by an amount specified by the Employee and to have an amount equal to the Salary reduction allocated on behalf of the Employee from contributions made by the Participating Employer to the Plan, pursuant to section 401(k) of the Code and Subsection 3.l(b) hereof, provided, however, that such amount shall be reduced as may be determined as provided in Section 3.4 hereof.

     1.38 "Subsidiary" shall mean a corporation or other business organization that either is or with the appropriate approval could become an Affiliated Employer.

     1.39 "Trustee" shall mean the trustee or trustees appointed by the Company pursuant to the provisions of Section 9.1 hereof.

     1.40 "Trust Agreement" shall mean the agreement or agreements establishing the Trust Fund and appointing the Trustee.

     1.41 Trust Fund" shall mean the assets of the Plan held by the Trustee for the benefit of the Participants.

          The following terms have the meanings assigned in the Sections, Subsections and Paragraphs specified:

          "Additional Mutual Funds"...Section 4.1.

          "After-Tax Contribution Percentage"...Section 3.4(a).

          "Annual Addition"...Section 3.4(e)(2).

          "Average After-Tax Contribution Percentage"...Section 3.4(a).

          "Average Pre-Tax Contribution Percentage"...Section 3.4(a).

          "Compensation" ... Sections 3.4(a), 3.4(b), and 3.4(e)(4).

          "Highly Compensated Employee"...Section 3.4(a).

          "Leased employee" ... Section 1.18(2).

          "Limitation year" ... Section 3.4(e)(3).

          "Pre-Tax Contribution Percentage"...Section 3.4(a).

                                   ARTICLE II

                                   Eligibility
                                   -----------

     2.1 Eligibility Date. Except as hereinafter provided, effective January 1, 2000, or as soon as practicable thereafter, each Eligible Employee of a Participating Employer shall be eligible to participate in, and to make After-Tax Contributions and to have Pre-Tax Contributions made under, the Plan as of the first day of the second calendar month immediately following such Employee's original date of hire. For purposes of this Section 2.1, Eligible Employees who are employed by Volvo Cars of North America, Inc. and Land Rover North America, Inc., shall, effective January 1, 2001, be deemed to have as their original date of hire their original dates of hire with such employers. An Employee who ceases to be an Eligible Employee shall not be eligible to make After-Tax Contributions or to have Pre-Tax Contributions made under the Plan as long as such individual is not an Eligible Employee.

     2.2 Participation.

     (a) After-Tax and Pre-Tax Contributions. An Eligible Employee may elect to participate in the in the Plan as of the first payday following such Employee's eligibility date with respect to After-Tax Contributions and Pre-Tax Contributions by delivering a notice of election to participate in such form and in such manner and at such time as the Administration Committee shall specify.

     (b) Rollover Contributions. A newly-hired Employee of a Participating Employer who could be an Eligible Employee except that such individual has not satisfied the requirements of Section 2.1 hereof, may elect to participate in the Plan prior to the date on which such Employee would otherwise become eligible to participate in the Plan for the limited purpose of making a rollover contribution to the Plan as hereinafter provided.

     2.3 Service Included in Connection With Certain Transactions. The Company may in its discretion determine, in the event of the acquisition by a Participating Employer or Affiliated Employer (by purchase, merger or otherwise) of all or part of the assets of another business organization, and in the event of the employment by a Participating Employer or Affiliated Employer of all or a substantial number of individuals employed in the operations of an employer that is not a Participating Employer or Affiliated Employer, that the service of a person as an employee of such other business organization shall be included in ascertaining whether he or she has had such service as is required in Section
2.1 for eligibility, provided that he or she shall have become an Eligible Employee of a Participating Employer or an Affiliated Employer in connection with such transaction. The Company may evidence any determination regarding the matters addressed above in this section in any instruments executed by duly authorized officers or agents of the Company, including (a) the instruments evidencing the transactions whereby individuals become Employees of a Participating Employer or Affiliated Employer or (b) an instrument executed by the Company officers who are authorized pursuant to Section 11.2(a) to adopt amendments to the Plan.

     2.4 Certain Leaves of Absence. An Eligible Employee of a Participating Employer who shall have been granted a leave of absence to become an Employee of an Affiliated Employer and who becomes an Employee of such Affiliated Employer shall be an Eligible Employee and may make After-Tax Contributions or have Pre-Tax Contributions made under the Plan while he or she is on such leave of absence and is so employed, provided that (a) he or she shall have such service as is required under Section 2.1 for eligibility, including service with the Affiliated

Employer, (b) he or she shall not be a participant in any profit sharing plan, or stock bonus plan, and trust of the Affiliated Employer qualifying for exemption from taxation under Sections 401(a) and 501(a) of the Code, or any other applicable section of the Federal tax laws, as at the time in effect, and
(c) the Employee's eligibility, under the provisions of this section, to make After-Tax Contributions or to have Pre-Tax Contributions made while an Employee of the Affiliated Employer shall terminate at the end of the two-year period commencing with the date the Employee's leave of absence commences, or at the termination of the Employee's leave of absence, or upon the date the Affiliated Employer becomes a Participating Employer, whichever first shall occur.

                                   ARTICLE III
                                   -----------

                                  Contributions
                                  -------------


     3.1. Types of Contributions.

          (a) After-Tax Contributions. Effective April 1, 2000, and subject to the limitations in Section 3.4, each Eligible Employee may elect to contribute to the Plan for each pay period an After-Tax Contribution of up to twenty-five percent (25%) of the Employee's Salary for the pay period, provided that the percentage of Salary contributed under this Section 3.1(a) and the percentage of Salary reduced pursuant to the Employee's Salary Reduction Agreement under Section 3.1(b) may not in the aggregate exceed twenty-five percent (25%) of the Eligible Employee's Salary for the pay period. Contributions under this Section 3.1(a) shall be made by payroll deduction. The percentage of Salary that an Eligible Employee elects to contribute under this Section 3.1(a) must be a whole percentage, and the dollar amount actually contributed on the basis of the election shall be rounded down to the nearest whole dollar.

          The payroll deduction for After-Tax Contributions authorized by an Employee may be increased, decreased or stopped by him or her only as of the first or sixteenth day of any month by providing in such form and in such manner and at such time as the Administration Committee shall specify a notice of such change. If an Employee shall become ineligible to make After-Tax Contributions to the Plan, the Employee's payroll deduction authorization shall immediately terminate. If the payroll deduction authorization of an Employee shall terminate for any reason, the Employee thereafter may, subject to the eligibility provisions of the Plan, resume contributing to the Plan in such manner and at such time as the Administration Committee shall specify. Except as is required by 38 U.S.C. ss.4318, with respect to service of a Participant in the uniformed services, an Employee shall not be entitled to make After-Tax Contributions to the Plan, and no deduction shall be made pursuant to the Employee's payroll deduction authorization, in or for any period in which the Employee is not receiving a Salary.

          The  Administration  Committee may require  employees of an Affiliated
     Employer who elect to make After-Tax Contributions to the Plan to contribute by payroll deductions or by such other method as the Administration Committee may designate. If the Administration Committee shall designate a method other than payroll deductions, the Administration Committee shall adopt rules applying, as nearly as practicable, to such method of making After-Tax Contributions the provisions of this Article III relating to payroll deductions.

          (b) Pre-Tax Contributions. Effective April 1, 2000, and subject to the limitations in Section 3.4 hereof, each Eligible Employee, by completing a Salary Reduction Agreement in such form and in such manner and at such time as the Administration Committee may prescribe, may elect to have Company contributions allocated on his or her behalf as Pre-Tax Contributions for each pay period in such amount as he or she may authorize pursuant to a Salary Reduction Agreement not in excess of 25% of his or her Salary for such pay period, provided that the percentage of Salary contributed under this Section 3.1(b) and the percentage of Salary contributed as an After-Tax Contribution under Section 3.1(a) may not in the aggregate exceed twenty-five percent (25%) of the Eligible Employee's Salary for the pay period. The Salary Reduction Agreement shall specify that such reductions are to be made in a whole percentage amount of Salary, with the resulting dollar amount actually to be allocated on the basis of the election to be rounded down to the nearest whole dollar.

          Subject to the foregoing provisions of this Subsection 3.1(b), the rate of Salary reduction authorized by the Employee may be decreased, increased or stopped by the Employee by providing in such form and in such manner and at such time as the Administration Committee shall specify a notice of such change. If an Employee shall become ineligible to make After-Tax Contributions to the Plan, his or her Salary Reduction Agreement shall immediately terminate. If the Salary Reduction Agreement of an Employee shall terminate for any reason, the Employee thereafter may, subject to the eligibility provisions of the Plan, resume the making of Pre-Tax Contributions to the Plan by providing in such form and in such manner and at such time as the Administration Committee shall specify a Salary Reduction Agreement hereunder.

          In addition, and subject to such regulations as the Administration Committee from time to time may prescribe, each Eligible Employee may elect to have all or a portion of the following payments reduced in exchange for an allocation of Company contributions as Pre-Tax Contributions: amounts under the Performance Bonus Plan, FCA Dollars or Bonus Flex Dollars under the Flexible Benefits Plan of the Company, and the Ford Credit Variable Incentive Plan (for Employees who are not bonus eligible) that would otherwise be distributed to or allocated on behalf of the Employee, plus amounts that must be taken into account under 38 U.S.C. ss.4318 in connection with service of a Participant in the uniformed services; provided, however, that for purposes of this provision an Employee shall not be eligible unless such Employee is enrolled on the active employment rolls of a Participating Employer or an Affiliated Employer, or is on short-term disability leave from a Participating Employer or an Affiliated Employer, at the date of making such election.

          (c) Company Matching Contributions. Except as may be hereinafter provided and subject to the limitations in Section 3.4, effective January 1, 2000 or as soon as practical thereafter, Company contributions shall be allocated to the Accounts of Eligible Employees each pay period in an amount equal to 60% of the aggregate amount of After-Tax Contributions and Salary reductions made by Eligible Employees who have been employed by one or more Participating Employers for at least twelve (12) months following such Employees' original dates of hire (for purposes of this Subsection 3.1(c)"match eligible Employees")(but excluding any amounts attributable to the Performance Bonus Plan, the Ford Credit Variable Incentive Plan, or FCA Dollars or Bonus Flex Dollars under Flexible Benefits Plan of the Company) for such pay period and an amount equal to the value of forfeited assets attributable to Company Matching Contributions and Earnings thereon that are to be restored to the Company Matching Contribution Accounts of Participants for such pay period pursuant to the provisions of Section 7.4 hereof, provided, however, that for purposes of this Subsection 3.1(c), any portion of the aggregate of a match eligible Employee's After-Tax Contributions and Pre-Tax Contributions that exceeds 10% of such Employee's Salary shall not be taken into account.

          With the exception of amounts allocated in restoration of forfeitures,
     (i)  Company   contributions  shall  not  be  allocated  pursuant  to  this
     Subsection 3.1(c) for any pay period in an amount that exceeds the Company's current or accumulated earnings and profits; and (ii) contributions that are allocated shall be credited to the Company Matching Contribution Accounts of match eligible Employees in proportion to such Employees' After-Tax Contributions and Pre-Tax Contributions that are taken into account pursuant to the immediately preceding sentence. Amounts credited to a Participant's Company Matching Contributions Account for a pay period shall be credited first in respect of any such Pre-Tax Contributions as shall have been made for the Participant for such month and then, to the extent that the amount so credited does not equal the total amount to be credited to the Participant's Company Matching Contributions Account for such month, the remainder shall be credited in respect of such Employee's After-Tax Contributions as shall have been made by the Participant for such pay period.

          (d) Rollover Contributions. An Employee of a Participating Employer, including an Employee who would be an Eligible Employee except for the fact that such individual has not satisfied the service requirement of Section 2.1, may make a rollover contribution, as permitted under Section 402(c) of the Code, to the Plan in cash in an amount not exceeding the total amount of taxable proceeds distributed or distributable to such Employee by a qualified plan maintained by his or her immediately preceding former employer. The rollover contribution may be made directly by such plan or by the Employee within 60 days following the receipt by the Employee of such distribution from such former employer's plan, subject to such regulations as the Administration Committee shall from time to time adopt. A direct rollover shall not be permitted if the acceptance of the rollover contribution would require the Plan to provide benefits in an amount or form not otherwise provided under the Plan in order to preserve an accrued benefit under the transfer plan. Rollover contributions shall be invested in accordance with the Participant's election among investment elections available under the Plan.

          (e) Direct Transfer of Assets from Another Qualified Plan. The Trustee may accept and hold pursuant to this Section 3.1.e assets directly transferred to the Plan, whether in connection with a merger of plans or otherwise, and attributable to a Participant, Eligible Employee, or Employee who would be an Eligible Employee except that such individual does not satisfy the service requirement under Section 2.1 of the Plan when such assets are attributable to such individual's interest in another plan qualified under Section 401(a) of the Code and when such direct transfer does not constitute a direct transfer of a rollover distribution (within the meaning of Section 401(a)(31) of the Code); provided that (1) such other plan provides for and permits such transfers to the Plan and the sponsor of the other plan authorizes the transfer in writing, (2) the transfer complies with the requirements of Sections 401(a)(12) and 414(1) of the Code, (3) the transfer would and does not require the plan to provide or offer any type of benefit, optional form of benefit, or mode or manner of benefit distribution it does not provide for in the absence of the transfer,(4) the transfer is approved in writing by the Administration Committee or the parties authorized under Section 11.2(a) to amend the Plan, or is otherwise authorized in connection with a corporate transaction (whether merger, asset acquisition, transfer of employees, or otherwise), and (5) the transfer satisfies any procedural requirements specified by the Administration Committee.

     3.2 Transfer of Assets from Savings Plan of a Subsidiary by Which Participant Was Formerly Employed. Subject to such regulations as the Administration Committee shall from time to time establish and subject to transfer by the transferor plan, a Participant who is fully vested under a savings plan of a Subsidiary by which such Participant was previously employed may elect to have the Plan accept transfer to the Plan of the entire amount, either in the form of cash or Company Stock, in such Participant's accounts under such plan; provided that such acceptance would not require the Plan to provide benefits in an amount or form not otherwise provided under the Plan in order to preserve an accrued benefit under the transferor plan. Any such transferred amounts shall be invested in accordance with the Participant's election among investment elections available under the Plan. Such an election to transfer fully vested amounts may be made within a period of one year following transfer of employment.

     3.3 Contributions Following Service in a Uniformed Service. A Participant who is reinstated following service in a uniformed service, as defined in the Uniformed Services Employment and Reemployment Rights Act, may, to the extent required by said act, elect to have reductions made from such Participant's Salary paid following such uniformed service in exchange for an allocation of Company contributions that shall be attributable to the period Salary reductions were not otherwise permitted due to uniformed service. Such additional reductions shall be based on the amount of Salary, amounts under the Performance Bonus Plan (or, if appropriate, the Ford Credit Variable Incentive Plan), and FCA Dollars and Bonus

Flex dollars under the Flexible Benefits Plan of the Company that the Participant would have received but for uniformed service and shall be subject to the provisions of the Plan in effect during the applicable period of uniformed service. Such Salary reductions shall be made during the period beginning upon reemployment following uniformed service and ending at the lesser of (i) five years or (ii) the Participant's period of uniformed service multiplied by three. Such additional Salary reductions shall not be taken into account in the year in which they are made for purposes of any limitation or requirement identified in Section 414(u)(1) of the Code provided, however, that such reductions, when added to reductions previously made, shall not exceed the applicable limits in effect during the period of uniformed service that would have applied if the Participant had continued to be employed by the Company during such period. Further, payments on any loan or loans outstanding during the period of uniformed service shall be extended for a period of time equal to the period of uniformed service.

     3.4. Limitations on Contributions.

          (a) Definitions. As hereinafter used in this Section 3.4:

          "Average After-Tax Contribution Percentage" means the average of the After-Tax Contribution percentages of the Eligible Employees in a group.

          "Average Pre-Tax Contribution Percentage" means the average of the Pre-Tax Contribution percentages of the Eligible Employees in a group.

          "After-Tax Contribution Percentage" means the ratio (expressed as a percentage) of the sum of After-Tax Contributions and Company Matching Contributions under the Plan on behalf of the Eligible Employee for the year to the Eligible Employee's compensation for the year. "Compensation" for this purpose means compensation paid by the Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2, plus Pre-Tax Contributions. The determination of the contribution percentage and the treatment of After-Tax Contributions and the Company Matching Contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Code.

          "Pre-Tax Contribution percentage" means the ratio (expressed as percentage) of Pre-Tax Contributions under the Plan on behalf of the Eligible Employee for the year to the Eligible Employee's compensation for the year."Compensation" for this purpose means compensation paid by the Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2, plus Pre-Tax Contributions. The determination of the Pre-Tax Contribution percentage and the treatment of Pre-Tax Contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Code.

          The After-Tax Contribution Percentage and the Pre-Tax Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the year and who is eligible to make After-Tax Contributions, to receive Company Matching Contributions or to have Pre-Tax Contributions allocated to his or her accounts under two or more plans described in
     Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Company or an Affiliated Employer shall be determined as if all such contributions were made under a single plan.

          "Highly   Compensated   Employee"   is  any  Employee  who  after  the
     application of Sections 414(b), (c), (m), (n) and (o) of the Code was:

          (A) a 5% owner (as defined in Section 416(i)(1)of the Code) at any time during the Plan Year or the preceding Plan Year; or

          (B) for the preceding year -

               (i) had compensation from his or her employer in excess of $80,000 (as adjusted by the Secretary of the Treasury in accordance with Section 414(g)(1)of the Code), and

               (ii) if the Company elects the application of this clause for the preceding year, was in the top-paid group of employees for such preceding year. The top-paid group of employees is the group consisting of the top 20 percent of the employees when ranked on the basis of compensation paid during such year. For this purpose, for the Plan Year beginning January 1, 1997, "compensation" shall mean compensation within the meaning of Section 415(c)(3) of the Code determined without regard to Sections 125, 402(e)(3), and 402(h)(1)(B) of the Code, and for plan years beginning after on or after January 1, 1998, shall mean compensation as defined in Section 415(c)(3) of the Code.

                    To the extent not  described  here,  the rules  contained in
                    Section 414(q) of the Code shall apply in determining the number and identity of highly compensated employees.
                    Notwithstanding any other provision of the Plan, for purposes of determining the number or identity of highly compensated employees, employees shall include leased employees as defined in section 414(n)(2) of the Code.

          (b) Limitation on Compensation Taken Into Account. The total amount of compensation taken into account under the Plan for any Employee for any year shall not exceed $150,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for such year. "Compensation" for this purpose means compensation paid by the

     Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2.

          (c) Annual Limit on Pre-Tax Contributions. The total amount of Pre-Tax Contributions allowable for any Employee for any year shall not exceed $7,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for such year.

          (d) Limitations on Contributions Applicable to Highly Compensated Employees. The After-Tax Contribution Percentage and the Pre-Tax Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the year shall be limited to the extent required under the following tables:

                  After-Tax Contribution Percentage Limitation

   If the average After-Tax                            The allowable average After-Tax
   Contribution Percentage of                          Contribution Percentage for the current
   Eligible Employees who are not                      Plan Year for Eligible Employees who
   Highly Compensated Employees for                    are Highly Compensated Employees shall
   the preceding Plan Year (or if                      not exceed:
   the Company elects in accordance
   with Section 401(m)(A) of the Code,
   the current Plan Year) is:

   (a)    2% or less                                   (a)    2.0 multiplied by the average After-Tax Contribution Percentage for
                                                              Eligible Employees who are not Highly Compensated Employees

                                       14



   (b)    over 2% but not more than 8%                 (b)    2.0 percentage points added to the average After-Tax Contribution
                                                              Percentage for Eligible Employees who are not Highly Compensated
                                                              Employees

   (c)    more than 8%                                 (c)    1.25 multiplied by the average After-Tax Contribution Percentage for eligible Employees who are not Highly Compensated Employees or, in any case,
                                                       such lesser amount
                                                       as the Secretary of
                                                       the Treasury shall
                                                       prescribe to prevent
                                                       the multiple use of
                                                       parts (a) and (b) of
                                                       this limitation with
                                                       respect to any
                                                       Highly Compensated
                                                       Employee.

                   Pre-Tax Contributions Percentage Limitation

   If the average Pre-Tax                              The allowable average Pre-Tax
   Contribution Percentage of                          Contribution Percentage for
   Eligible Employees who are not                      the current Plan Year for Eligible
   Highly Compensated Employees for                    Employees who are Highly Compensated
   the preceding Plan Year (or if the                  Employees shall not exceed:
   Company elects in accordance with
   Section 40l(k)(3)(a) of the Code,
   the current Plan Year)is:

    (a)   2% or less                                   (a)    2.0 multiplied by the average Pre-Tax Contribution percentage for
                                                              Eligible Employees who are not Highly Compensated Employees


   (b)    over 2% but not more than 8%                 (b)    2.0 percentage points added to the average Pre-Tax Contribution percentage for Eligible Employees who are not Highly Compensated
                                                              Employees

   (c)    more than 8%                                 (c)    1.25 multiplied by the average contribution percentage for Eligible
                                                              Employees who are not Highly Compensated Employees

                                                       or, in any case, such lesser amount as the Secretary of the Treasury shall prescribe under Treas. Reg. Sections 1.401(m)-2(b) to prevent the multiple use of parts (a) and (b) of this limitation with respect to any Highly
                                                       Compensated Employee.

The Administration Committee shall, to the extent necessary to conform to the foregoing limitations, reduce the amounts of allowable After-Tax Contribution and Company Matching Contributions, and Pre-Tax Contributions, respectively, for the year with respect to any or all Eligible Employees who are Highly Compensated Employees. Any such reductions by the Administration Committee shall be made in such manner as the Administration Committee from time to time may prescribe. For purposes of this section, the Plan shall satisfy the requirements of Sections

401(k)(3) and 401(m) of the Code and Treas. Reg. Sections
1.401(k)-1(b) and 1.401.(m)-1.

          (e) Limitations on Contributions under Section 415 of the Internal Revenue Code.

          (1) Limitation. Notwithstanding any other provision hereof, the sum of the Annual Additions (as defined in Subsection 3.4(e)(2) in respect of any Employee for any Limitation Year (as defined in Subsection 3.4(e)(3) shall not exceed the lesser of

               (a) 25% of the Employee's compensation (as defined in Subsection 3.4(e)(4), or

               (b)  $30,000 or, on and after  January 1, 2001,  $35,000  (or, if greater, one-quarter of the dollar limitation in effect under Section 415(b)(1)(A) of the Code as adjusted for inflation by the Secretary of the Treasury pursuant to
                    Section 415(d) of the Code).

               The limitation under (a) immediately above shall continue to be applied throughout the Limitation Year on the basis of compensation earned through each contribution date; and the limitation under (b) immediately above shall continue to be applied monthly throughout the Limitation Year with the limitation for a month being the stated dollar amount multiplied by a fraction the numerator of which is the number of months during the Limitation Year for which the limitation is being applied and the denominator of which is twelve.

          (2) Annual Addition. The Annual Addition in respect of any Employee for any Limitation Year (as defined in Subsection 3.4(e)(3)) shall mean the sum for such year of

               (a) Company Matching Contributions and Pre-Tax Contributions in respect of the Employee under this Plan, plus

               (b)  the sum of:

                    (i)  the  Employee's   contributions   under  the  Company's
                         General Retirement Plan (or any similar plan of a Subsidiary or affiliate of the Company),

                    (ii) the Employee's After-Tax Contributions that are matched by Company Matching Contributions pursuant to Section 3.1(c) hereof, and

                    (iii)the  Employee's  After-Tax  Contributions  to this Plan that are not matched by Company Matching Contributions.

          (3) Limitation Year. For purposes of this paragraph, "Limitation Year" shall mean the calendar year.

          (4) Compensation. As used in Subsection 3.4(e)(1)(a), "compensation" shall mean the compensation (as defined by Section 415(c)(3) of the Code (as modified by Sections 414(u)(1) and (7) of the Code and Treas. Reg. Section 1.415-2(d)) paid or made available to an employee during the Limitation Year in question.

          (5) Order of Application of Limitations. If the Annual Addition taken into account under Subsection 3.4(e)(2) shall exceed, or shall be reasonably projected to exceed, the limitation of such Annual Addition required by

               Subsection 3.4(e)(1), any necessary or appropriate reduction in Employee After-Tax Contributions, Company Matching Contributions or Pre-Tax Contributions shall be applied, first by reducing amounts contributed as Pre-Tax Contributions pursuant to Section 3.1(b) hereof with respect to the Performance Bonus Plan (or, if appropriate, the Ford Credit Variable Incentive Plan), and, if necessary, from FCA Dollars and Bonus Flex Dollars under the Flexible Benefits Plan of the Company, second by reducing the Employee's After-Tax Contributions taken into account under Subsection 3.4(e)(2)(b)(iii), third by reducing the Employee's After-Tax Contributions taken into account under Subsection 3.4(e)(2)(b)(ii), and related Company Matching Contributions (in the same ratio as provided for Company Matching Contributions under Subsection 3.1(c)hereof), fourth by reducing Pre-Tax Contributions that are not matched by Company Matching
               Contributions, and fifth by reducing Pre-Tax Contributions that are matched by Company Matching Contributions pursuant to Subsection 3.1(c) hereof and related Company Matching Contributions (in the same ratio as provided for Company Matching Contributions under Subsection 3.1(c) hereof).

               Notwithstanding any other provision of the Plan, in conforming to the limitations of this Subsection 3.4(e)(5), the aforementioned reductions in After-Tax Contributions, Company Matching Contributions and Pre-Tax Contributions may be made in less than a full percentage amount and may be rounded down to the nearest full dollar. Any reduction pursuant to this paragraph may be effected (i) before the Annual Addition reaches the limitation required by Subsection 3.4(e)(1) in order to carry out the ordering rule of this Subsection, or (ii) with respect to After-Tax Contributions, retroactively as provided in Treas. Reg.
               Section 1.415-6(b)(6)(iv) by returning to the Employee such After-Tax Contributions as are necessary to reduce the Employee's Annual Addition to such limitation, along with any Earnings or gains attributable to such returned contributions. This retroactive reduction shall be made by a distribution by the Trustee to the Employee of the cash value of assets in the Employee's After-Tax Contribution Account that are attributable to the contributions to be returned, which contributions shall be those for the most recent month and such immediately preceding months as may be necessary to complete the return of contributions; provided that if less than all of such contributions for a month will complete such return, the cash value of assets to be distributed shall be taken from the Employee's Account in proportion to the way in which such contributions had been invested when made.

          (6) Participants In Plans of Subsidiaries or Affiliated Employer. If a Participant, at any time during the calendar year, was a participant under any defined contribution plan (as that term is used in Section 415(c) of the Code) of a Subsidiary of the Company or an Affiliated Employer (all such plans being referred to herein collectively as "affiliate plans"), then the determination of the Annual Addition in respect of such Participant for such calendar year as described in Subsection 3.4(e)(2) hereof shall be modified as provided in this
               Subsection:

               (a) any employer contributions (as that term is used in Section 415(c)(2)(A) of the Code) and any forfeitures allocated during such year for the Account of such Participant under all affiliate plans in respect of services performed prior to the Participant's commencement of participation under this Plan shall be added to the amount determined under Subsection 3.4(e)(2); and

               (b) any employee contributions (as that term is used in Section 415(c)(2)(B) of the Code) by such Participant during such year under all affiliate plans in respect of services performed prior to the Participant's commencement of participation under this Plan shall be taken into account for purposes of subsection 3.4(e)(2)(b).

     3.5 Return of Contributions in Excess of Limitations.

     Subject to such regulations as the Administration Committee from time to time may prescribe, a Participant whose Salary reductions to this Plan and similar reductions under all other plans in which the Participant is a participant exceed the limit of $7,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury for any year may request and receive return of such excess Pre-Tax Contributions under this Plan for such year and Earnings thereon by submitting a request for return of such excess in this Plan to the Administration Committee in such form as shall be acceptable to the committee. Such amounts contributed for an immediately preceding Plan Year shall be returned no later than each April 15 to Participants who submit such requests to the Administration Committee no later than the immediately preceding March 1.

     Pre-Tax Contributions and Earnings thereon in excess of the limitations in Subsection 3.4(d) applicable to such contributions shall be returned to Participants on whose behalf such contributions were made for the preceding Plan Year at such times and upon such terms as the Administration Committee shall prescribe.

     After-Tax Contributions and Company Matching Contributions and Earnings thereon in excess of the limitations in Subsection 3.4(d) applicable to such contributions shall be returned to Participants or to the Company, as the case may be, at such times and upon such terms as the Administration Committee shall prescribe.

     Notwithstanding the foregoing provisions of this Section 3.5, excess Pre-Tax Contributions, excess After-Tax Contributions, and excess Company Matching Contributions, and Earnings on such amounts, shall be returned on the basis of the amount of contributions by or on behalf of Participants and as provided in Sections 401(k)(8)(C) and 401(m)(6)(C) of the Code for the years beginning after December 31, 1996.

     3.6 Delivery of Contribution to Trustee.

          (a) After-Tax Contributions and Loan Payments. As soon as practicable after each pay period but in any event not later than 15 days after the month of payment of Salary for such period, the Company shall pay to the Trustee (a) the After-Tax Contributions for such period, (b) the amounts of payments by Participants with respect to loans and interest thereon pursuant to Article VI hereof. Upon receipt of such payments by the Trustee, the aggregate amount of such payments (and Earnings thereon, as from time to time received by the Trustee) shall be credited to the respective Accounts of the Participants, and the Trustee shall hold, invest and dispose of the same as provided in the Plan and Trust Agreements.

          (b) Company Contributions. The Company shall, from time to time, pay to the Trustee such amounts as are required under the provisions of the Plan to fund Pre-Tax Contributions and Company Matching Contributions. Company contributions may be paid to the Trustee in one or more installments at any time on or after the first day of the Plan Year in which such contributions are properly allocable under Article III of the Plan, provided that sufficient contributions have been paid or delivered to fund periodic allocations as they are credited pursuant to

     Sections 3.1(b) and 3.1(c). In no event shall Company contributions allocable under Section 3.1(b) be paid or delivered later than the time the corresponding reduction in the Participants' compensation would be considered to be assets of the Plan under U.S. Department of Labor Regulation section 2510.3-102.

          Company contributions that are not immediately allocable under the Plan shall be invested separately and such amounts, adjusted for any gains, losses, income and deductions, shall be applied to reduce Company contributions otherwise required under the Plan. A Participant shall not have any interest in or right or power in respect of Company contributions or Earnings thereon, whether or not credited to his or her account, except as provided in the Plan. In the event that amounts remain unallocated as of the end of any Plan Year, such amounts shall be allocated in equal dollar amounts to the accounts of all active Participants that are non-highly compensated employees employed on the last day of such Plan Year as qualified nonelective contributions within the meaning of section 401(m) of the Code.

          If all or part of the Company's deductions under Section 404 of the Code for Company Matching Contributions are disallowed by the Internal Revenue Service, the portion of the contributions to which such disallowance applies shall be returned to the Company without interest within one year of such disallowance. The Company may recover, without interest, the amount of any contribution made on account of mistake of fact, provided that such recovery is made within one year after the date of such contribution. Any recovery by the Company of Company contributions to the Plan shall not exceed the value at the time of recovery of assets acquired with the Company contributions and with Earnings thereon.

     3.7 Participant's Rights Not Transferable.

     Except to the extent permitted by Sections 401(a)(13) and 414(p) of the Code, no right or interest of any Participant or beneficiary of a Participant under the Plan or in his or her Account shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any other manner, except in accord with provisions of a qualified domestic relations order as defined by Section 206(d) of ERISA and Section 414(p) of the Code and further excluding devolution by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant or beneficiary of a Participant under the Plan or in his or her Account shall be liable for, or subject to, any obligation or liability of such Participant or beneficiary of a Participant.

                                   ARTICLE IV
                                   ----------

                              Investment Elections
                              --------------------

     4.1 Participant's Election As to Investment of Funds. A Participant's After-Tax Contributions and Pre-Tax Contributions each shall be invested as the Participant shall elect with respect to each in one or more of the Ford Stock Fund, the Common Stock Fund, the Bond Fund, the Interest Income Fund, the Fidelity Magellan Fund, the Fidelity Contrafund, the Fidelity Overseas Fund, Fidelity Asset Manager: Income, Fidelity Asset Manager, Fidelity Asset Manager:
Growth and any of the Additional Mutual Funds listed in Appendix A, provided that the amount contributed to any investment election shall be in such minimum percentage of the contribution as is from time to time specified by the Administration Committee, and contributions in excess of the minimum shall be made in increments of one percent. A prospectus for the Fidelity Magellan Fund, the Fidelity Contrafund, the Fidelity Overseas Fund, the Fidelity Asset Manager:
Income, the Fidelity Asset Manager, the Fidelity Asset Manager: Growth, all of which are mutual funds, or for any of the Additional Mutual Funds listed in Appendix A shall be delivered promptly to any Employee or Participant upon request of such Employee or Participant.

     A Participant's initial investment election hereunder shall be stated in his or her notice of election to participate or Salary Reduction Agreement. Each investment election hereunder shall remain in effect until changed by the Participant, and may be changed effective for any pay period in respect of After-Tax Contributions or Pre-Tax Contributions made after providing a notice in such form and in such manner and at such time as the Administration Committee shall specify. Performance Bonus Plan distributions and FCA Dollars and Bonus Flexdollars from the Flexible Benefits Plan of the Company that Participants elect to have contributed to the Plan shall be invested in accordance with a Participant's election in effect at the time of contribution, or if the Participant does not have in effect such an election with respect to Pre-Tax Contributions, in accordance with the Participant's latest Pre-Tax Contribution election or, in the absence of any such election, in the Interest Income Fund. Company Matching Contributions shall be invested in the Ford Stock Fund.

     A Participant's investment election pursuant to this Section 4.1 and pursuant to Section 4.2 hereof shall be transmitted to the party or parties from time to time specified by the Administration Committee and communicated to Participants, and such election may be transmitted in writing, by telephone, or by other electronic means as the Administration Committee shall from time to time determine. The party or parties specified by the Administration Committee shall be responsible for complying with Participants' investment elections and shall provide written confirmations of elections to Participants within a reasonable time, as from time to time determined by the Administration Committee, following the making of the election.

     4.2 Transfer of Assets to Other Investment Elections. Except as is provided in Appendix A or subsection (d) of this Section 4.2, any Participant may elect, at such times, in such manner, to such extent and with respect to such assets as the Administration Committee from time to time may determine, to have the value of all or part of the Participant's vested assets invested in any available investment election under the Plan transferred and invested in any other available investment election under the Plan; provided, however, that:

     (a) a Participant may make one or more such transfer elections with respect to his or her Accounts during each business day, except that effective June 1, 2000, a Participant shall not be allowed to make transfers into or out of the Ford Stock Fund more than five (5) times in a given month, and this limitation applies regardless of the number of transfers a Participant may have engaged in with respect to the Ford Stock Fund in any previous month or months;

     (b) a Participant may make transfer elections in either a dollar amount or a percentage of the amount invested in such investment election from which such transfer is elected, in increments of one percent, provided that the amount transferred is at least minimum percentage from time to time specified by the Administration Committee or, if greater, $250.00; provided that if the amount invested in the investment election from which transfer is elected is less than $250.00, the entire value of the assets invested in the investment election from which transfer is elected;

     (c) all such transfer elections shall be subject to such other regulations as the Administration Committee may prescribe, which may specify, among other things, application procedures, minimum and maximum amounts that may be transferred, procedures for determining the value of assets the subject of a transfer election and other matters which may include conditions or restrictions applicable to transfer elections; and

     (d) after March 31, 2000, the Scudder International Bond Fund, previously listed on Appendix A, ceased to be offered as an investment option. From April 1, 2000 through September 22, 2000, no assets could be transferred into the Scudder International Bond Fund. On and after April 1, 2000, elections to invest assets in the Scudder International Bond Fund made prior to that date are treated as elections to invest in the Interest Income Fund. During said period assets could have been transferred from the Scudder International Bond Fund into any other available investment election under the Plan. All assets remaining in the Scudder International Bond Fund as of the close of the New York Stock Exchange on September 22, 2000, were transferred into the Interest Income Fund.

                                    ARTICLE V
                                    ---------

 Vesting and Forfeiture of Assets Attributable to Company Matching Contributions
 -------------------------------------------------------------------------------

     5.1 Vesting.

          (a) Pre-Tax Contributions and After-Tax Contributions. A Participant's right to the assets attributable to After-Tax Contributions and Pre-Tax Contributions is immediately nonforfeitable regardless of the Participant's age and service. Assets attributable to Company Matching Contributions shall vest in accordance with the following provisions of this paragraph for employees on the active employment roll on or after October 1, 1995.

          (b) Company Matching Contributions. Assets attributable to Company Matching Contributions shall become nonforfeitable upon the occurrence of the earliest of the following:

               (i) attainment by a Participant who is an Employee of the normal retirement age of 65 as an active Employee or, if earlier, five years after the Participant's original date of hire;

               (ii) retirement of a Participant  who is an Employee  pursuant to the provisions of any retirement plan maintained by the Company or a Subsidiary;

               (iii)death  of  a  Participant   who  is  an  Employee  prior  to
                    termination of employment;

               (iv) death  or  disability  of  a  Participant   who   terminates
                    employment with the Company or a Participating Employer to enter military service and is therefore unable to return to work with the Company or a Participating Employer within the applicable reinstatement period; or

               (v) election by a Participant who is an Employee in accordance with the provisions of Section 7.5 hereof to have the assets in such Participant's Account transferred to the savings plan of a Subsidiary by which such Participant is currently employed.

     Notwithstanding the foregoing provisions of this Section 5.1: (1) a Participant who has attained at least three (3) Vesting Years of Service under the PRIMUS Automotive Financial Services, Inc. Prime Account as of the time such Participant becomes a Participant shall at all times be fully vested in Company Matching Contributions; (2) each Participant who, under the terms of the Plan in effect on September 30, 1995, would at any time thereafter and prior to termination of employment have become fully vested in Company Matching Contributions pursuant to those terms shall be deemed fully vested on the earlier to occur of the satisfaction of the vesting conditions in effect on September 30, 1995, or the satisfaction of the vesting conditions that became effective October 1, 1995; (3) each Participant who is an Employee as of December 31, 1997, and who is released to Marriott or AVI as a result of the sale of cafeteria service business to those entities shall be fully vested in his or her Company Matching Contributions Account on the day immediately preceding the date the individual becomes employed by Marriott or AVI; (4) each Participant who is employed by Visteon Corporation at the time it ceases to be a member of the group of businesses under common control (within the meaning of Sections 414(b) and (c) of the Code) that includes the Company shall be fully vested in his or her Company Matching Contributions without regard to the preceding provisions of this section, (5)each Participant who was an Employee of the Company and who transferred to Vastera Solutions Services Corporation on September 1, 2000 shall be fully vested in Company Matching Contributions as of the date of their transfer, (6) each Participant who was an Employee of the Company and who transferred to Wingcast, L.L.C. between October 16, 2000 and December 31, 2000, shall be fully vested in Company Matching Contributions as of the date of their transfer, and (7) each Participant who was an Employee of the Company and who transferred to Covisint, L.L.C. before June 1, 2001, shall be fully vested in Company Matching Contributions as of their Employment Dates (within the meaning of the Employee Transfer Agreement).

          (c) Assets Transferred from Savings Plan of a Subsidiary. Assets transferred to the Plan pursuant to Section 3.2 shall be nonforfeitable.

          (d) Matching Contributions Attributable to PRIMUS Automotive Financial Services, Inc. Notwithstanding the provisions of Section 5.1(b)(i), assets in a Participant's Account attributable to matching contributions made by PRIMUS Automotive Financial Services, Inc. under the PRIMUS Automotive Financial Services, Inc. Prime Account ("Prime Account") shall vest in accordance with the following schedule. For purposes of said schedule, service with PRIMUS Automotive Financial Services, Inc. shall be treated as service with Ford Motor Credit Company or any Affiliated Employer that is a member of the controlled group of corporations (within the meaning of Sections 414(b) and (c) of the Code) that includes the Company, and all Vesting Years of Service, including fractions thereof, under the Prime Account shall be aggregated with service with Ford Motor Credit Company (determined beginning with a Participant's date of employment with Ford Motor Credit Company) or any Affiliated Employer that is a member of the controlled group of corporations (within the meaning of Sections 414(b) and (c) of the Code) that includes the Company, such latter service to be determined on the basis that 365 days of service equals a year of service, and with fractional years of service to be determined on that basis.

                Years of Service        Vested Percentage
                ----------------        -----------------
                1                              0%
                1 but less than 2             20%
                2 but less than 3             50%
                3 or more                    100%

          (e) Land Rover North America, Inc. 401(k) Retirement Savings Plan. Matching contributions attributable to the Land Rover North America, Inc. 401(k) Retirement Savings Plan. Notwithstanding the provisions of 5.1(b)(i), a Participant shall be immediately and shall remain fully vested in all interest in the Participant's account attributable to the Land Rover North America, Inc. 401(k) Retirement Savings Plan.

          5.2 Forfeiture.

          (a) Termination of Employment. Forfeitable assets attributable to Company Matching Contributions shall be forfeited on the last day of the fifth Plan Year following a Participant's termination of employment. With the group of employees that, including the Company, constituting a single employee for purposes of Sections 414(b)(c) and (m) of the Code, provided that the Participant does not return to employment with one or more member of such group of employment prior to such last day. The foregoing provisions of the subsection (a) of Section 5.2 shall not apply to the a termination employment by reason of death, Retirement pursuant to the provisions of any Retirement Plan maintained by the Company or a Subsidiary, layoff, medical leave or release due to continued disability after expiration of medical leave, regular employment by an Affiliated Employer, or where the Participant shall be granted a military leave of absence, and either (A) the Participant's employment subsequently is reinstated under then applicable personnel policies of the employer or (B) within the period so provided for reinstatement, the Participant either dies or becomes eligible for Retirement pursuant to the provisions of any Retirement Plan.

          (b) Withdrawal of Assets. If a Participant is required to forfeit assets attributable to Company Matching Contributions as a result of a withdrawal by the Participant, then such Participant may subsequently elect to return such a withdrawal to the Plan and have the assets attributable to Company Matching Contributions restored to his or her Account as provided in Subsection 7.4(f) hereof.

                                   ARTICLE VI
                                   ----------

                              Loans to Participants
                              ---------------------

     Subject to such regulations as the Administration Committee from time to time may prescribe, a Participant described in (i) of the first sentence of the immediately following paragraph may apply for and receive a loan from the Plan provided that the aggregate of all such loans does not exceed the lesser of:

     (i) the cash value, at the time of any such loan, of the assets (except any amount credited to such Participant's Income Fund subaccount) in his or her Pre-Tax Contribution Account or After-Tax Contribution Account that are attributable to Pre-Tax Contributions made on his or her behalf or to After-Tax Contributions and that the Participant shall have designated to be used to provide the amount of the loan;

     (ii) fifty percent (50%) of the cash value of assets, at the time any such loan is made, in his or her account but not more than $50,000; or

     (iii) $50,000 reduced by the difference between such Participant's highest loan balance under all plans of the Company and its Subsidiaries during the previous 12 months (ending on the day before the effective date of such loan from the Plan) and such Participant's loan balance on the effective date of such loan.

     All such loans shall (i) be available on a reasonably equivalent basis to all active Employees and all former Employees who were employed by the Company on March 31, 2000, and became an employee of Visteon Corporation on or between April 1, 2000, and June 28, 2000, (ii) be adequately secured and (iii) bear a reasonable rate of interest and be subject to such other requirements, including repayment terms (repayment of loans must be made not less frequently than quarterly), as the Administration Committee from time to time may prescribe, provided, however, that (a) the entire amount of any such loan and all amounts of related interest must be repaid not later than 60 months (or, when permitted by law, such later date as the Administration Committee may determine) after the month in which the loan is effective and (b) repayments shall be made by a Participant from his or her salary by payroll deductions or in such other manner as the Administration Committee may prescribe. All such requirements shall be applicable on a uniform and non-discriminatory basis to all Participants who may apply for such loans.

     Amounts paid by a Participant, including interest payments, with respect to any such loan shall be credited to a loan subaccount in such Participant's Pre-Tax Contribution Account.

     Loan repayments, including interest, on loans made before October 1, 1995 shall be invested in the Interest Income Fund until the Participant elects to have such assets transferred. Loan repayments, including interest, on loans made on or after October 1, 1995 shall be invested in the latest investment elections made on or after October 1, 1995 by the Participant with respect to current After-Tax or Pre-Tax Contributions or, in the absence of such election, in the Interest Income Fund until the Participant elects to have such assets transferred. Loan repayments, including interest, on loans made on or after October 1, 1995 will be allocated to After-Tax or Pre-Tax Contribution Accounts, or both, from which loans were made and in the same proportion.

     In the event of a default on a loan, the Participant's accrued benefit under the Plan shall not be reduced until an otherwise permissible distributable event occurs (e.g., attaining age 59 1/2, termination of employment).

                                   ARTICLE VII
                                   -----------

                    Withdrawals, Distributions and Transfers
                    ----------------------------------------

     7.1  Withdrawal  by   Participants   of  Assets  Prior  to  Termination  of
Employment.

          (a) Pre-Tax Contributions. A Participant shall not be permitted to withdraw prior to his or her termination of employment all or any portion of the assets in the Participant's Pre-Tax Contribution Account attributable to Pre-Tax Contributions; provided, however, that such withdrawal shall be permitted subject to the conditions in Section 7.4 hereof (i) at any time after the Participant shall have attained age 59-1/2 or (ii) prior to attaining age 59-1/2, if (a) the withdrawal is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need or (b) the requirements of safe harbors as provided in regulations promulgated by the Internal Revenue Service are met; provided, however, that any withdrawal on account of financial hardship cannot exceed the value of Pre-Tax Contribution assets as of December 31, 1988 plus the dollar amount of Pre-Tax Contributions made to the Account of the Participant thereafter, exclusive of Earnings thereon, and provided, further, that in the event of any withdrawal by a Participant prior to attaining age 59-1/2, such Participant shall not be permitted to make contributions to the Plan for a period of 12 months succeeding the date of any withdrawal of assets. The assets so withdrawn shall be delivered to the Participant as soon as practicable after the effective date of the withdrawal.

          The following are the only financial needs that are considered immediate and heavy under the Internal Revenue Service safe harbors referred to above: (1) expenses incurred or necessary for medical care described in Code section 213(d), of the Participant, the Participant's spouse, or the Participant's dependents; (2) the purchase (excluding mortgage payments) of a principal residence of the Participant; (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or dependents; or (4) the need to prevent the eviction of the Participant from or a foreclosure on the mortgage of the Participant's principal residence.

          A hardship withdrawal is not necessary to the extent it exceeds the amount necessary (including taxes) to relieve the need or to the extent that the need may be satisfied from other resources reasonably available to the Participant.

          (b) After-Tax Contributions. Subject to the conditions in Section 7.4 hereof, at any time or from time to time prior to termination of employment, a Participant may withdraw all or part of the cash value of assets in his or her After-Tax Account that are attributable to his or her After-Tax Contributions or Earnings thereon; provided, however, that such Participant shall not be permitted to make contributions to the Plan for a period of 12 months succeeding the date of any withdrawal of assets on which Company Matching Contributions were based if such withdrawal is made within two years following the end of the year in which such contributions were made.

          (c)  Company  Matching  Contributions.  Subject to the  conditions  in
     Section 7.4, a Participant may withdraw all or part of the cash value of assets in his or her Company Matching Contributions Account that are attributable to Company Matching Contributions or Earnings thereon at any time and from time to time prior to termination of employment to the extent such assets shall have vested pursuant to the provisions of Section 5.1 hereof; provided, however, that, except in the case of a Participant who has attained age fifty-nine and one-half, no such withdrawal shall be permitted for two years following the end of the year in which Company Matching Contributions were made.

          (d) Systematic Withdrawals of Pre-Tax Contributions, After-Tax Contributions and Company Matching Contributions After Attainment of Age 59-l/2. After attainment of age 59 1/2, a Participant, regardless of whether such Participant has terminated employment, may elect to make a systematic withdrawal of the cash value of assets in such Participant's account in monthly, quarterly, semi-annual or annual installments over such period of time as the Participant shall specify, as provided in Subsection 7.2(c) hereof for Participants who have terminated employment. A Participant who has elected a systematic withdrawal pursuant to this
     Section 7.1(d) may elect to cease such withdrawals at any time prior to the attainment of age 70-1/2.

          (e) Pre-Tax Contributions, After-Tax Contributions and Company Matching Contributions After Attainment of Age 70-l/2. After attainment of age 70 1/2, a Participant, regardless of whether such Participant has terminated employment, may elect to make a withdrawal of the cash value of assets in the Participant's account over the life of the Participant or the joint lives of the Participant and the Participant's beneficiary under the Plan (including the Participant's spouse), as provided in Subsection 7.2(d) hereof for Participants who have terminated employment.

          (f) Assets Attributable to a Rollover into PRIMUS Automotive Financial Services, Inc. Prime Account. A Participant may at any time and from time to time withdraw all or any portion of the assets in the Participant's Account attributable to a Rollover into the PRIMUS Automotive Financial Services, Inc., Prime Account.

     7.2 Withdrawal by Participant of Assets at or After Termination of Employment.

          (a) General. Subject to the conditions in Section 7.4 , a Participant who has terminated employment for any reason (whether voluntarily or by discharge, with or without cause), may elect to make a withdrawal in any of the ways provided for in (b), (c) or (d) of this Section.

          (b) Ordinary Withdrawals. A Participant who has terminated employment may elect to withdraw all or part of the cash value of assets in his or her After-Tax Contribution Account and Pre-Tax Contribution Account and the cash value of assets in his or her Company Matching Contribution Account to the extent the same shall have vested as provided in Section 5.1 hereof. Such assets shall be delivered to the Participant as soon as practicable after receipt of a request for withdrawal made by the Participant at or after termination of employment in such form and in such manner as the Administration Committee shall specify. In the case of a Participant who has terminated employment, attained age sixty-five (65), and requested a distribution of the cash value of the assets in his or her Accounts that are vested, provided that the request for distribution is received by the end of the Plan Year in which the Participant attains age sixty-five (65), the distribution shall be made no later than the 60th day after the close of the Plan Year in which such Participant attains age sixty-five (65).

          (c) Systematic Withdrawals. A Participant who has terminated employment may elect a systematic withdrawal of the cash value of assets in such Participant's Account in monthly, quarterly, semi-annual or annual installments over such period of time as the Participant shall specify. Each such installment shall be paid in an amount equal to the cash value of assets in such Participant's Account on the effective date of each such installment multiplied by a fraction the numerator of which is one and the denominator of which is the number of installments remaining in the period specified by the Participant. For purposes of this subsection 7.2(c), the term "effective date" shall mean the date an installment is debited from a Participant's Account. The cash value of each such installment in a systematic withdrawal shall be withdrawn on the effective date of the installment proportionately from each of the investments which the Participant has elected under the Plan as of the effective date. The Administration Committee shall establish the effective date or dates for systematic withdrawal payments, which may be a uniform monthly date for all such payments, and shall communicate such date or dates to Participants. Systematic withdrawals shall be made and in such manner subject to such requirements as the Administration Committee shall determine. In the event that the systematic withdrawals specified by the Participant do not meet the minimum distribution requirements beginning at age seventy and one half (70 1/2) under section 401(a)(9) of the Code as specified in Section 7.3 hereof, then such additional amounts shall be distributed in accordance with the provisions of Section 7.3 hereof as necessary to satisfy such minimum distribution requirements. Notwithstanding the foregoing provisions of this Section 7.2(c), in the case of Participant who terminates employment with the Company and all Affiliated Employers, begins a systematic withdrawal, and returns to employment with the Company or an Affiliated Employer prior to the attainment of age 59-1/2, such withdrawals shall automatically cease.

          (d) Withdrawals Over Life Expectancy. A Participant who has terminated employment and who has attained age seventy and one-half (70 1/2) may elect withdrawal of the cash value of assets in the Participant's Account over the life of the Participant or the lives of the Participant and the Participant's beneficiary under the Plan (including the Participant's spouse) in accordance with Section 401(a)(9) of the Code and with regulations prescribed by the Secretary of the Treasury thereunder and subject to such regulations as the Administration Committee may prescribe. Such election may be made by Participants who have terminated employment to have such distribution made in lieu of distribution over a period of 15 years as provided in Section 7.3 hereof.

     7.3 Mandatory Distributions.

          (a) General. Distribution by the Plan of all assets in a Participant's Account, including assets attributable to Company Matching Contributions to the extent such assets shall have vested, shall be governed by the provisions of (b), (c), (d) and (e) of this Section.

          (b) Termination of Employment. In the case of a Participant who has terminated employment for any reason (whether voluntary or by discharge, with or without cause) and who qualifies for but has not elected a distribution pursuant to Subsection 7.2(d)that satisfies the requirements of Section 401(a)(9) of the Code, notwithstanding any other provision of this Plan (other than the immediately following sentence), the distribution of the cash value of assets in his or her After-Tax Contributions Account and Pre-Tax Contribution Account and the cash value of assets in his or her Company Matching Contribution Account to the extent the same shall have vested as provided in Section 5.1 hereof, shall in the case of a Participant who attains age 70 1/2 on or after January 1, 1988, begin not later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2) and shall be made over a period of fifteen (15) years (15 years is a period certain not extending beyond the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary). Notwithstanding the immediately preceding sentence, a Participant described therein may at anytime elect a distribution under Section 7.2 hereof. All distributions made with respect to a Participant who has attained age 70-l/2 shall be made in accordance with the regulations prescribed by the Secretary of the Treasury under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Prop.

     Treas. Reg. Section 1.401(a)(9)-2, and subject to such regulations as the Administration Committee may prescribe. In the case of a Participant who has

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

     attained age sixty-five (65), distribution shall be made no later than the 60th day after the close of the year in which the Participant attains age sixty-five (65). Notwithstanding the immediately preceding sentence, the following shall apply in the event the Plan receives a favorable Internal Revenue Service determination letter regarding amendments dated November 25, 1997. In the case of a member who has terminated employment and attains age sixty-five (65), distribution of the value of the assets in his or her accounts that are vested shall be made no later than the 60th day after the close of the Plan Year in which such Participant attains age sixty-five
     (65); provided that in any such case no distribution shall commence until the Participant files a request for benefits. If the Participant's Account was established on or after October 1, 1995 and the value of the Participant's Account is less than $3,500 (determined within 90 days after termination of employment) and was less than $3,500 on the effective date of any prior withdrawal or distribution from such Participant's Account, the cash value of assets in such Participant's Account shall be distributed as soon as practicable.

          If any loan is in default as of the end of any year, the entire balance of such loan shall be treated as a distribution under the Plan as of the end of such year.

          (c) Attainment of Age 70-l/2 by an Employee Who Has Not Terminated Employment. In the case of a Participant who has attained age seventy and one-half (70-1/2) on or after January 1, 1988 and prior to January 1, 1997 and who has not terminated employment, and in the case of any Participant who is a 5-percent owner (within the meaning of Code Section 416) with respect to the Plan Year in which the Participant attains age 70-1/2 and has not terminated employment, distribution of the cash value of assets in his or her Account shall begin not later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2) and shall be made over a period of fifteen (15) years (15 years is a period certain not extending beyond the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary); upon termination of such Participant's employment, the assets remaining in the Participant's Account shall be distributed. If a distribution commences under this Section 7.3 while the Participant is employed, such distribution is not discontinued as provided in the last sentence of this subparagraph, and the Participant dies while still employed, the assets remaining in the Participant's Account shall be immediately distributed to the Participant's beneficiary (other than the Participant's surviving spouse) as provided in Subsection 7.3(e). Such distribution shall be made in accordance with the regulations prescribed by the Secretary of the Treasury under Section 401(a)(9)of the Code, including the minimum distribution incidental benefit requirements of Prop. Treas. Reg. Section 1.401(a)(9)-2, and subject to such regulations as the Committee may prescribe.

          Distributions to active Employees who were not 5-percent owners with respect to the Plan Year in which they attained age seventy and one half (70 1/2) prior to January 1, 1997 may be discontinued by such Employee effective beginning with distributions that would otherwise be required to be made for the 1997 plan year.

          (d) Dividends on Stock in the Ford Stock Fund. With respect to the Ford Stock Fund, commencing with the dividend payable for the third quarter of 1996, all or a portion of cash dividends paid on shares of Company Stock in the Ford Stock Fund that have not been in the Plan continuously since January 1, 1989 shall be distributed proportionately to Participants who have assets in the Ford Stock Fund on the dividend record date and do not reject such distribution. The amount of such dividends that shall be distributed to Participants who do not reject distribution shall equal the lesser of (i) the total of such cash dividends, or (ii) the total amount of cash dividends paid on all shares held in the Ford Stock Fund multiplied by the ratio of the number of Ford Stock Fund

     Units in the Accounts of Participants who do not reject such distribution to the number of Ford Stock Fund Units in the Accounts of all Participants, such determination to be made as of the dividend record date. The amount of such cash dividends that shall be distributed to each Participant who has not rejected such distribution shall be equal to the total amount of cash dividends to be distributed multiplied by the ratio of the number of Ford Stock Fund Units in the Account of such Participant to the total number of Ford Stock Fund Units in the Accounts of all Participants who have not rejected such distribution, all determined as of the close of the New York Stock Exchange on the record date for the dividend.

          The Administration Committee shall from time to time determine the manner in which Participants shall be provided an opportunity to reject distribution of Company Stock dividends or to change a prior election with respect to distribution.

          Distribution of such dividends shall be made as soon as practicable after receipt of such dividends by the Trustee.

          (e) Death of a Participant. In the event of the death of a Participant, any of the cash value of assets in his or her Account or Accounts under the Plan in respect of which the Participant shall have designated or be deemed pursuant to Article XIV to have designated one or more beneficiaries hereunder shall be delivered to such beneficiaries who shall survive the Participant in accordance with such designation or deemed designation (to the extent effective and enforceable at the time of the Participant's death) and the provisions of the Plan, subject to subsection 7.4(j) and such regulations as the Administration Committee from time to time may prescribe, provided, however, that if the Trustee or the Administration Committee shall be in doubt as to the right of any such beneficiary to receive the cash value of any of such assets, the Trustee may deliver the same to the estate of the Participant, in which case the Trustee, the several Participating Companies, the Administration Committee and the several members thereof and alternates for members shall not be under any further liability to anyone. Except as hereinabove provided, in the event of the death of a Participant, the cash value of assets in his or her Account or Accounts under the Plan shall be delivered to his or her estate. Except as is provided in the immediately following sentence of this Subsection, in the event of death of a Participant, distribution of the Participant's Account shall be made to such Participant's beneficiary or beneficiaries (or estate, if there are no beneficiaries), hereunder as soon as practicable after notice of such Participant's death is received by the Company (and in no event later than December 31 of the calendar year that includes the fifth (5th) anniversary of the Participant's death), and the foregoing shall apply notwithstanding any withdrawal or distribution election in effect at time of the death of a Participant. Notwithstanding the provisions of the immediately preceding sentence, effective September 1, 1998, or as soon as is administratively feasible thereafter, (a) if a Participant's beneficiary is the Participant's surviving spouse, if the Participant elected a distribution schedule which had commenced by the Participant's date of death, the Participant's Account shall continue to be paid to the surviving spouse pursuant to such schedule or, at the spouse's election at any time, in a lump sum, and (b) if distribution of the Participant's Account had not commenced as of the Participant's date of death, the surviving spouse shall, for purposes of the distribution requirements and options under the Plan, be deemed a Participant; except that the surviving spouse shall be deemed to attain age seventy and one-half (70-1/2) on the date the Participant would have attained such age.

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

     7.4    Conditions    Applicable   to   Withdrawals    and    Distributions.

          (a) Effective Date of Withdrawal. Except as is provided in Section 7.2(c) for systematic withdrawals, each withdrawal shall be made as of any business day (the last business day of any week if withdrawal includes assets from the Income Fund), upon the Participant's request provided in such form and in such manner and at such time as the Administration Committee shall specify. The assets being withdrawn shall be delivered to the Participant as soon as practicable after the effective date of the withdrawal.

          (b) Assets Delivered and Forfeiture of Non-Vested Company Matching Contributions. Upon and in accordance with a Participant's request for a withdrawal permitted under the Plan, there shall be delivered to the Participant the assets in his or her After-Tax Contributions Account which are attributable to his or her After-Tax Contributions or Earnings thereon, or in his or her Pre-Tax Contribution Account which are attributable to his or her Pre-Tax Contributions or Earnings thereon, or in his or her Company Matching Contributions Account. To the extent that any amounts of assets in his or her Company Matching Contributions Account were credited in respect of such After-Tax Contributions or Pre-Tax Contributions, the same not being vested shall be forfeited and shall be applied as provided in Article X hereof.

          (c) Distribution and Delivery. Each distribution shall be made as of the close of a business day (the last business day of any week if distribution includes assets from the Income Fund) and the assets being distributed shall be delivered to the Participant as soon as practicable after the effective date of the distribution.

          (d) Form of Distribution from Ford Stock Fund.

               (i)  Whole  Shares.  Subject to the  provisions  of  Section  9.2 hereof, and subject to such regulations as the Administration Committee from time to time may prescribe, a Participant requesting a withdrawal or required to receive a distribution may direct the Trustee to make distribution of the cash value of assets invested in the Ford Stock Fund in the form of whole shares of Company Stock and cash for any fraction of a share, such withdrawal or distribution to be based on a price per share equal to the market value of Company Stock at the close of the New York Stock Exchange on the effective date of the withdrawal or distribution. The Participant so directing the Trustee shall pay all applicable transfer taxes incident to the withdrawal or distribution of such shares by the Trustee, and the amount thereof may be deducted from the payment made by the Trustee to the Participant.

               (ii) Fractional  Interest.  Any fractional interest in a share of
                    Company Stock shall not be subject to distribution or withdrawal. Settlement for any fractional interest in such security, upon distribution or withdrawal thereof, shall be made in cash based on the current market value or any applicable current redemption value of such security, as of the date of distribution or withdrawal, as the case may be.

          (e) Forfeiture. In the case of a distribution of assets pursuant to Subsection 3.4(e)(5) hereof that is made from a Participant's After-Tax Contribution Account or Pre-Tax Contribution Account, to the extent that any portion of assets in the Participant's Company Matching Contributions Account had been credited in respect of the Employee's After-Tax or Pre-Tax Contributions to which such assets are attributable, the same not being vested shall be forfeited and shall be applied as provided in Article X hereof.

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

          (f) Redeposits. If a Participant makes a withdrawal from his or her After-Tax Contributions Account or Pre-Tax Contributions Account pursuant to the provisions of Section 7.1 or 7.2 hereof and prior to the date on which related Company Matching Contributions and Earnings thereon have vested as determined pursuant to the provisions of Section 5.1 hereof, such Participant may subsequently elect to return to the Plan in a lump sum in cash the value as of the effective date of withdrawal of the assets and cash delivered pursuant to Section 7.l or 7.2 hereof and thereby have restored to his or her Company Matching Contributions Account assets and cash having a value equal to the value, as of the effective date of withdrawal, of the assets attributable to Company Matching Contributions or Earnings thereon that had been forfeited. Any such return shall